CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (No. 333-265486) (the “Registration Statement”) of our report dated March 16, 2022 relating to the financial statements of Pruco Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 5, 2022 relating to the financial statements of each of the subaccounts of Pruco Life Variable Universal Account. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 3, 2022